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STRATEGIST GROWTH & INCOME FUND, INC.
FILE NO.33-63907/811-07403

EXHIBIT INDEX

Exhibit 2:      By-laws dated April 24, 1996

Exhibit 10:     Opinion and consent of counsel

Exhibit 11:     Independent auditors consent

Exhibit 17:     Financial Data Schedules

Exhibit 19(c):  Trustees' Power of Attorney

Exhibit 19(e):  Officers' Power of Attorney

Exhibit 19(f):  Directors'Power of Attorney